Exhibit 10.18

CONSENT, WAIVER AND FOURTEENTH AMENDMENT TO

LOAN AND SECURITY AGREEMENT

THIS CONSENT, WAIVER AND FOURTEENTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 20, 2007 by and among TELOS CORPORATION, a Maryland corporation (“Parent”), XACTA CORPORATION, a Delaware corporation (“Xacta”; Parent and Xacta are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”), TELOS DELAWARE, INC., a Delaware corporation (“Telos-Delaware”), UBIQUITY.COM, INC., a Delaware corporation (“Ubiquity”), TELOS.COM, INC., a Delaware corporation (“Telos.com”), TELOS INTERNATIONAL CORP., a Delaware corporation (“TIC”), TELOS INTERNATIONAL ASIA, INC., a Delaware corporation (“TIA”), SECURE TRADE, INC., a Delaware corporation (“STI”), KUWAIT INTERNATIONAL, INC., a Delaware corporation (“KII”), TELOS INFORMATION SYSTEMS, INC., a Delaware corporation (“TIS”), TELOS FIELD ENGINEERING, INC., a Delaware corporation (“TFE”), and TELOS FEDERAL SYSTEMS, INC., a Delaware corporation (“TFS”; Telos-Delaware, Ubiquity, Telos.com, TIC, TIA, STI, KII, TIS, TFE and TFS are referred to hereinafter each individually as a “Credit Party” and collectively, jointly and severally, as the “Credit Parties”), and WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation), as agent (“Agent”) for the Lenders (defined below) and as a Lender.

WHEREAS, Borrowers, Credit Parties, Agent and certain other financial institutions from time to time party thereto (the “Lenders”) are parties to that certain Loan and Security Agreement dated as of October 21, 2002 (as amended from time to time, the “Loan Agreement”);

WHEREAS, the Companies (A) failed to deliver to Agent (x) the audited financial statements for the fiscal year ended December 31, 2006 required by Section 6.3(b) and (y) the Compliance Certificates for each of the months ended January 31, 2007 and February 28, 2007 required by Section 6.3(a), which resulted in Events of Default under Section 8.2 of the Loan Agreement and (B) failed to have the minimum Sales for each of the 5 week periods ending June 2, 2006, June 9, 2006 and June 16, 2006 as required by Section 7.20(a)(iii) of the Loan Agreement, which resulted in Events of Default under Section 8.2 of the Loan Agreement (all of the foregoing, collectively, the “Existing Defaults”); and

WHEREAS, Borrowers have notified Agent that Parent desires to form a new Subsidiary (“New Subsidiary”) and contribute the assets described on Exhibit A hereto relating to its identity management business to the New Subsidiary in exchange for 99.999% of the membership interests of the New Subsidiary, as set forth in greater detail in the Contribution Agreement attached hereto as Exhibit B (“Contribution Agreement”);

WHEREAS, Parent further desires to sell 39.999% of its membership interest in New Subsidiary to Hoya ID Fund A, LLC, a California limited liability company (“Investor LLC”) for an aggregate purchase price of $6,000,000 (the “Sale of Interests”) pursuant to the Membership Interest Purchase & Assignment Agreement attached hereto as Exhibit C (the “Purchase Agreement”);

WHEREAS, in connection with the Sale of Interests, the New Subsidiary desires to adopt the Amended and Restated Operating Agreement attached hereto as Exhibit D (the “Operating Agreement”);

WHEREAS, absent the prior written consent of Agent and the undersigned Lenders, (i) the formation of New Subsidiary and contribution of assets to New Subsidiary pursuant to the Contribution Agreement, (ii) the consummation of the Sale of Interests and (iii) the adoption of the Operating Agreement (collectively, the transactions described in clauses (i), (ii) and (iii) above, the “Joint Venture Transaction”) would constitute a breach of Sections 7.4, 7.5 and 7.13 of the Loan Agreement, constituting separate Events of Default pursuant to Section 8.2(c) of the Loan Agreement, and Borrowers have requested that Agent and the Lenders consent to the consummation thereof so as to avoid any such Events of Default;

WHEREAS, subject to the terms and conditions contained herein, Borrowers, Credit Parties, Agent and Lenders have agreed to waive the Existing Defaults, consent to the Joint Venture Transaction and amend the Loan Agreement in certain respects.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2. Waiver. Subject to the satisfaction of the conditions set forth in Section 6 hereof, Agent and the undersigned Lenders hereby waive the Existing Defaults. The foregoing waiver shall not constitute a waiver of any other Event of Default that may exist, or a waiver of any future Event of Default that may occur.

3. Consent. Subject to the satisfaction of the conditions set forth in Section 6 hereof, Agent and the undersigned Lenders hereby consent to the Joint Venture Transaction as such transaction is described in the Contribution Agreement, Purchase Agreement and Operating Agreement. Except as expressly set forth in this Section 3, the foregoing consent shall not constitute a consent to any transaction other than the Joint Venture Transaction or a waiver of any Event of Default that may arise from any such transaction or the Joint Venture Transaction.

4. Amendments to Loan Agreement. Subject to the satisfaction of the conditions set forth in Section 6 hereof, the Loan Agreement is amended in the following respects:

(a) The definition of “Availability Block” as set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety, as follows:

“Availability Block” means an amount equal to $500,000; provided, that Availability Block shall mean an amount equal to $0 for the period from October 27, 2006 through and including April 30, 2007.

(b) The definition of “EBITDA” as set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety, as follows:

“EBITDA” means, with respect to any fiscal period, Parent’s and its Subsidiaries’ consolidated net earnings (or loss), minus extraordinary gains, plus non-cash extraordinary losses, plus interest expense, income taxes, and depreciation and amortization for such period, as determined in accordance with GAAP. Notwithstanding anything herein to the contrary, for purposes of the determination of EBITDA, TIMS LLC shall not be deemed to be a Subsidiary of Parent.

(c) The definition of “Permitted Investments” as set forth in Section 1.1 of the Loan Agreement is amended and restated in its entirety, as follows:

“Permitted Investments” means (a) investments in Cash Equivalents, (b) investments in negotiable instruments for collection, (c) advances made in connection with purchases of goods or services in the ordinary course of business, (d) investments by any Borrower in any other Borrower or any Credit Party provided that if any such investment is in the form of Indebtedness, such Indebtedness investment shall be subject to the terms and conditions of the Intercompany Subordination Agreement and provided, further, that Borrowers may not invest more than $50,000 in the aggregate in the Credit Parties and then only so long as the proceeds of such investments are used to facilitate the dissolution of such Credit Parties and (e) investments by Parent of up to $1,000,000 in the aggregate in TIMS LLC provided, that investments pursuant to this clause (e) may only be made (i) during the period on or prior to October 20, 2007 and (ii) if Excess Availability after giving effect to such investment is equal to or greater than $1,000,000.

(d) The following defined term is hereby added in Section 1.1 of the Loan Agreement in alphabetical order therein:

“TIMS LLC” means Telos Identity Management Solutions, LLC (d/b/a XACTA Identity Management Solutions), a Delaware limited liability company.

(e) Section 7.20(a)(i) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(i) Minimum EBITDA. EBITDA, measured on a fiscal month-end basis, for each period set forth below, of not less than the required amount set forth in the following table for the applicable period set forth opposite thereto;

Applicable Amount	Applicable Period
$(307,767)	For the 1 month period ending January 31, 2007

$(295,624)	For the 2 month period ending February 28, 2007

$(2,827,784)	For the 3 month period ending March 31, 2007

$(5,031,612)	For the 4 month period ending April 30, 2007

$(6,427,164)	For the 5 month period ending May 31, 2007

$(6,232,277)	For the 6 month period ending June 30, 2007

$(5,773,289)	For the 7 month period ending July 31, 2007

$(4,460,556)	For the 8 month period ending August 30, 2007

$(3,185,384)	For the 9 month period ending September 30, 2007

$(211,780)	For the 10 month period ending October 31, 2007

$1,741,025	For the 11 month period ending November 30, 2007

$2,140,200	For the 12 month period ending December 31, 2007

85% of EBITDA for such period as reflected in the most recent Projections delivered to Agent pursuant to Section 6.3(c) and approved by Required Lenders but in no event less than $2,140,200	For the 12 month period ending January 31, 2008 and the 12 month period ending on the last day of each fiscal month thereafter

5. Ratification; Other Agreements. This Amendment, subject to satisfaction of the conditions set forth in Section 6 below, shall constitute a waiver and amendment to the Loan Agreement and all of the Loan Documents as appropriate to express the agreements contained herein. Except as specifically set forth herein, the Loan Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms. Notwithstanding anything in the Loan Agreement or any other Loan Document to the contrary, none of the Borrowers nor any other Credit Party may make any Investment, or transfer funds or property to, or enter into any transaction with, Telos Identity Management Solutions, LLC (d/b/a XACTA Identity Management Solutions), a Delaware limited liability company (“TIMS LLC”) except as expressly provided in this Amendment. Any breach of the foregoing covenant shall constitute an Event of Default.

6. Conditions to Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent (provided, that the amendments set forth in Section 4 shall become effective retroactive to January 1, 2007 upon the satisfaction of such conditions precedent):

(a) Each party hereto shall have executed and delivered this Amendment to Agent;

(b) Agent shall have received the fee described in Section 7 hereof;

(c) Borrowers shall have delivered to Agent fully executed copies of all documents, agreements and instruments delivered in connection with the Joint Venture Transaction;

(d) Borrowers shall have delivered to Agent such other documents, agreements and instruments as may be requested or required by Agent in connection with this Amendment, each in form and content acceptable to Agent;

(e) The aggregate cash consideration for the Sale of Interests shall be not less than $6,000,000 and such cash consideration shall be wire transferred directly to Agent for application to the Obligations in accordance with the terms of the Loan Agreement;

(f) No Default or Event of Default other than the Existing Defaults shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment; and

(g) All proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.

7. Amendment Fee. To induce Agent and Lenders to enter into this Amendment, Borrowers shall pay to Agent, for the benefit of Lenders, a non-refundable additional amendment fee equal to $150,000, which shall be due and payable on the date hereof.

8. Covenants. Companies agree to deliver to Agent, on or before April 30, 2007:

(a) the audited financial statements for the fiscal year ended December 31, 2006 required by Section 6.3(b) of the Loan Agreement; and

(b) a fully executed pledge agreement, in form and substance satisfactory to Agent, pursuant to which Parent shall have pledged and granted to Agent, for its benefit and the benefit of Lenders, a security interest in all of its membership interests in the New Subsidiary.

Failure to deliver to Agent the items set forth in (a) and (b) above on or prior to April 30, 2007 shall constitute an Event of Default.

9. Miscellaneous.

(a) Warranties and Absence of Defaults. To induce Agent and Lenders to enter into this Amendment, each Company hereby represents and warrants to Agent and Lenders that:

(i) The execution, delivery and performance by it of this Amendment and each of the other agreements, instruments and documents contemplated hereby are within its corporate power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law applicable to it, its articles of incorporation and by-laws, any order, judgment or decree of any court or governmental agency, or any agreement, instrument or document binding upon it or any of its property;

(ii) Each of the Loan Agreement and the other Loan Documents, as amended by this Amendment, are the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as the enforcement thereof may be subject to (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally, and (B) general principles of equity;

(iii) The representations and warranties contained in the Loan Agreement and the other Loan Documents are true and accurate as of the date hereof with the same force and effect as if such had been made on and as of the date hereof; and

(iv) It has performed all of its obligations under the Loan Agreement and the Loan Documents to be performed by it on or before the date hereof and as of the date hereof, it is in compliance with all applicable terms and provisions of the Loan Agreement and each of the Loan Documents to be observed and performed by it and no event of default or other event which upon notice or lapse of time or both would constitute an event of default has occurred.

(b) Expenses. Companies, jointly and severally, agree to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. In addition, Companies agree, jointly and severally, to pay, and save Agent harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Amendment or the Loan Agreement, as amended hereby, and the execution and delivery of any instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith. All obligations provided herein shall survive any termination of the Loan Agreement as amended hereby.

(c) Governing Law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois.

(d) Counterparts. This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

10. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Company, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Company or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Loan Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b) Each Company understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Each Company agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

BORROWERS:

TELOS CORPORATION,
a Maryland corporation

By	/s/ Michael P. Flaherty
Title

XACTA CORPORATION, a Delaware corporation

By	/s/ Michael P. Flaherty
Title

CREDIT PARTIES:

TELOS DELAWARE, INC., a Delaware corporation

By	/s/ Michael P. Flaherty
Title

UBIQUITY.COM, INC., a Delaware corporation

By	/s/ Michael P. Flaherty
Title

Signature Page to Waiver and Fourteenth Amendment to Loan and Security Agreement

TELOS.COM, INC.,
a Delaware corporation

By	/s/ Michael P. Flaherty
Title

TELOS INTERNATIONAL CORP.,
a Delaware corporation

By	/s/ Michael P. Flaherty
Title

TELOS INTERNATIONAL ASIA, INC.,
a Delaware corporation

By	/s/ Michael P. Flaherty
Title

SECURE TRADE, INC.,
a Delaware corporation

By	/s/ Michael P. Flaherty
Title

KUWAIT INTERNATIONAL, INC.,
a Delaware corporation

By	/s/ Michael P. Flaherty
Title

Signature Page to Waiver and Fourteenth Amendment to Loan and Security Agreement

TELOS INFORMATION SYSTEMS, INC.,
a Delaware corporation

By	/s/ Michael P. Flaherty
Title

TELOS FIELD ENGINEERING, INC.,
a Delaware corporation

By	/s/ Michael P. Flaherty
Title

TELOS FEDERAL SYSTEMS, INC.,
a Delaware corporation

By	/s/ Michael P. Flaherty
Title

AGENT AND LENDER:

WELLS FARGO FOOTHILL, INC. (formerly known as Foothill Capital Corporation)

By	/s/ David Sanchez
Title	V.P.

Signature Page to Waiver and Fourteenth Amendment to Loan and Security Agreement